Exhibit 99.1

[OmniVision Letterhead]

H. Gene McCown

Chief Financial Officer

408-542-3000

OMNIVISION ANNOUNCES PROPOSED

PUBLIC OFFERING OF COMMON STOCK

SUNNYVALE, Calif. – June 11, 2003 – OmniVision Technologies, Inc. (Nasdaq NM: OVTI) a market-leading independent supplier of CMOS CameraChip™ solutions for high-volume imaging applications, today announced that it proposes to offer and sell shares of its Common Stock pursuant to a firm commitment public offering. The Company anticipates filing a registration statement with respect to such public offering with the Securities and Exchange Commission in the near future.

The Common Stock proposed to be offered has not been registered under the Securities Act of 1933, as amended, and applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy the Company’s Common Stock. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.